UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 11, 2010

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) was held on Monday, October 11, 2010, at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027.  10,255,456 shares of the Company’s common stock were represented at the meeting, either in person or by proxy, constituting 80.35% of the outstanding stock.  The following matters were acted upon:

1. Election of Directors

Three Class III directors, William J. Sherlock, Robert B. Sturges and William G. Jayroe, were elected to the Company’s board of directors for the term that will expire at the annual meeting of shareholders to be held in 2013.  The results of the election of directors are as follows:

Director Nominee:	For:	Withheld:	Broker Non-Votes:

William J. Sherlock	4,987,799	553,464	4,714,193
Robert B. Sturges	4,989,868	551,395	4,714,193
William G. Jayroe	4,474,380	1,066,883	4,714,193

2. Adoption of the Company’s 2010 Employee Stock Purchase Plan

A proposal to adopt the Company’s 2010 Employee Stock Purchase Plan was approved by the following vote:

For	Against:	Abstain:	Broker Non-Votes:

4,838,753	683,065	19,445	4,714,193

3. Ratification of the Selection of Pannell Kerr Forster of Texas, P.C. as Independent Auditors for the 2011 Fiscal Year

The selection of Pannell Kerr Forster of Texas, P.C. as the independent registered public accounting firm of the Company for the 2011 fiscal year was approved by the following vote:

For	Against:	Abstain:	Broker Non-Votes:

9,765,346	408,202	81,908	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 12, 2010	By:	/s/ Robert B. Sturges
Robert B. Sturges
CEO